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                                                           Exhibit 1.2








                          PAINE WEBBER GROUP INC.

                            Stock Index Warrants

                           UNDERWRITING AGREEMENT



                                                           January 14, 1994


PaineWebber Incorporated
Oppenheimer & Co., Inc.
Kemper Securities, Inc.
   c/o PaineWebber Incorporated
   1285 Avenue of the Americas
   New York, New York  10019

Dear Sirs:

            Paine Webber Group Inc., a Delaware corporation (the "Company"), proposes to issue and sell to PaineWebber Incorporated, Oppenheimer & Co., Inc. and Kemper Securities, Inc. (the "Underwriters"), for whom PaineWebber Incorporated is acting as representative (the "Representative"), the aggregate number of the AMEX Hong Kong 30 Index Call Warrants of the Company set forth in Schedule I hereto (the "Warrants") to be issued under the Warrant Agreement (the "Warrant Agreement") identified in Schedule I hereto.

            The Company and the Underwriters, in accordance with the requirements of Schedule E ("Schedule E") of the By-Laws of the National Association of Securities Dealers, Inc. (the "NASD") and subject to the terms and conditions stated herein, also hereby confirm the engagement of the services of the underwriter identified in Schedule I hereto (the "Independent Underwriter") as a "qualified independent underwriter" within the meaning of Section 2(l) of Schedule E in connection with the offering and sale of the Warrants.

            1. Sale and Purchase of the Warrants. The Company agrees to sell to each Underwriter, and each Underwriter, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein contained, agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in
Schedule I hereto, the number of Warrants set forth opposite the name of such Underwriter in Schedule II hereto.

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            2.    Delivery and Payment.  Delivery of the Warrants by the
Company to the Representative for the respective accounts of the several Underwriters, and payment by the Underwriters of the purchase price therefor by certified or official bank check or checks payable in New York Clearing House (next day) funds to the Company, shall take place at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed as provided in Section 11 hereof or by agreement between the Representative and the Company (such date and time of delivery and payment for the Warrants being herein called the "Closing Date"). The Company shall not be obligated to deliver any of the Warrants except upon payment for all of the Warrants to be purchased hereunder.

            Certificates evidencing the Warrants shall be registered in such names and shall be in such denominations as the Representative shall request no later than the close of business on the third business day before the Closing Date. Such certificates shall be made available to the Representative for checking and packaging, at such place in New York City as is designated by the Representative, no later than 10:00 A.M. on the business day prior to the Closing Date.

            3. Registration Statement and Prospectus; Public Offering. The Company represents and warrants to each Underwriter that the Company meets the requirements for the use of Form S-3 under the Securities Act of 1933, as amended, and the rules and regulations adopted thereunder (respec-tively, the "Securities Act" and the "Securities Act Rules"), and has carefully prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the file number of which is set forth in Schedule I hereto), including a form of prospectus, for the registration under the Securities Act of the Warrants, and that such registration statement has become effective. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(i) under the Securities Act and complies in all other material respects with such Rule. The Company proposes either (i) to file with the Commission pursuant to Rule 424(b)(2) or (5) under the Securities Act a supplement to the form of basic prospectus included in such registration statement relating to the Warrants and the plan of distribution thereof or (ii) to file with the Commission pursuant to Rule 424(b)(i) under the Securities Act a form of prospectus supplement that discloses information previously omitted from the prospectus supplement filed as part of the effective registration statement in reliance upon Rule 430A under the Securities Act. The registration

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statement, as amended at the date of this Agreement, including the exhibits thereto and all documents incorporated therein by reference pursuant to
Item 12 of Form S-3 (the "Incorporated Documents"), is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as updated on October 14, 1993 and filed with the Commission on October 18, 1993 pursuant to Rule 424(b)(5) under the Securities Act and as supplemented in accordance with the preceding sentence, including the Incorporated Documents, as first filed with the Commission pursuant to Rule 424(b), is hereinafter referred to as the "Prospectus". Any preliminary form of the Prospectus which has heretofore been filed as part of the Registration Statement or pursuant to Rule 424 or otherwise under the Securities Act is hereinafter referred to as a "Preliminary Prospectus". Any reference herein to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include the Incorporated Documents which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement or the issue date of the Prospectus or any Preliminary Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include the filing of any Incorporated Documents under the Exchange Act after the date of this Agreement or the issue date of the Prospectus or any Preliminary Prospectus, as the case may be. If the Company proposes to proceed under clause (ii) above, then the Company represents and warrants to each Underwriter that the Registration
Statement, on the date that it was declared effective, omitted only that information described in Rule 430A(a) under the Securities Act.

            The Company understands that the Underwriters propose to make a public offering of the Warrants, as described in the Prospectus, as soon as the Underwriters deem advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus and are authorized to distribute the Prospectus and any amendments or supplements thereto.

            4.  Independent Underwriter.

            (a) The Company hereby confirms its engagement of the services of the Independent Underwriter as, and the Independent Underwriter hereby confirms its agreement with the Company to render services as, a "qualified independent

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underwriter" within the meaning of Section 2(l) of Schedule E with respect to the offering and sale of the Warrants.

            (b) The Independent Underwriter hereby represents and warrants to, and agrees with, the Company and the other Underwriters that with respect to the offering and sale of the Warrants as described in the
Prospectus:

                (i) The Independent Underwriter constitutes a "qualified independent underwriter" within the meaning of Section 2(l) of Schedule E;

               (ii) The Independent Underwriter has participated in the preparation of the Registration Statement and the Prospectus and has exercised the usual standards of "due diligence" in respect thereto;

              (iii) The Independent Underwriter has undertaken the legal responsibilities and liabilities of an underwriter under the Securities Act specifically including those inherent in Section 11 thereof;

               (iv) Based upon (1) a review of the Company, including an examination of the Registration Statement, information regarding the earnings, assets and capital structure of the Company and other pertinent financial and statistical data, (2) inquiries of and conferences with the management of the Company, its counsel and independent public accountants regarding the business and operations of the Company, (3) consideration of estimates of the business potential of the Company, assessments of its management, the general condition of the securities markets at the time of the offering, financial and operating data concerning other companies in the Company's industry that have issued similar securities and the market prices of and demand for such similar securities and (4) such other studies, analyses and investigations as the Independent Underwriter has deemed appropriate, and assuming that the offering of the Warrants is made as contemplated herein and in the Prospectus, the Independent Underwriter recommends, as of the date of the execution and delivery of this Agreement, that the public offering price for the Warrants not exceed the amount set forth in Schedule I hereto, which price should in no way be considered or relied upon as an indication of the value of the Warrants; and

                (v) Subject to the provisions of Section 6 hereof, the Independent Underwriter will furnish to the other Underwriters at the Closing Date a letter, dated

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      the date of delivery thereof, in form and substance satisfactory to such Underwriters, to the effect of clauses (i) through (iv) above.

            (c) The Company, the Independent Underwriter and the other Underwriters agree to comply in all material respects with all of the requirements of Schedule E applicable to them in connection with the offering and sale of the Warrants. The Company agrees to cooperate with the Underwriters, including the Independent Underwriter, to enable the Underwriters to comply with Schedule E and the Independent Underwriter to perform the services contemplated by this Agreement.

            (d) As compensation for the services of the Independent Underwriter hereunder, the Company agrees to pay the Independent Underwriter the amount, if any, set forth on Schedule I hereto on the Closing Date. In addition, the Company agrees promptly to reimburse the Independent Underwriter for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with this Agreement and the services to be rendered as Independent Underwriter hereunder.

            (e) The Independent Underwriter hereby consents to the references to it as set forth under the caption "Underwriting" or "Plan of Distribution" in the Prospectus and in any amendment or supplement thereto made in accordance with Section 7 hereof.

            5. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters as follows:

            (a) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; and the Commission has issued no order preventing or suspending the use of the Prospectus or any Preliminary Prospectus.

            (b) Each Preliminary Prospectus as of its date conformed in all material respects to the requirements of the Securities Act and the Securities Act Rules, and did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this representation does not apply to statements or omissions in any Preliminary Prospectus made in reliance on and in

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      conformity with information furnished in writing to the Company by the Representative on behalf of any Underwriter expressly for use in such Preliminary Prospectus.

            (c) On the effective date of the registration statement relating to the Warrants, such registration statement complied in all material respects with the requirements of the Securities Act and the Securities Act Rules and did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, as of the date hereof, when, before the Closing Date, any amendment to the Registration Statement becomes effective, when, before the Closing Date, any Incorporated Document is filed with the Commission, when any supplement to the Prospectus is filed with the Commission and on the Closing Date, the Registration Statement, the Prospectus and any such amendment or supplement will comply in all material respects with the requirements of the Securities Act and the Securities Act Rules, the Incorporated Documents will comply in all material respects with the requirements of the Exchange Act and the rules and regulations adopted by the Commission thereunder, and no part of the Registration Statement, the Prospectus or any such amendment or supplement will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that this representation and warranty does not apply to statements or omissions in the Registration Statement or Prospectus (or in amendments or supplements thereto) made in reliance on and in conformity with information furnished in writing to the Company by the Representative on behalf of any Underwriter expressly for use therein.

            (d) The certificates delivered pursuant to Section 6(d) hereof were on the date on which they were delivered, or will be on the date on which they are to be delivered, in all material respects true and complete.

            (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except those which have been obtained or which may be required under the Securities Act and such qualifications as may be required under state securities or "Blue Sky" laws in

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      connection with the purchase and distribution of the Warrants by the
      Underwriters, and consummation of such transactions will not result in the breach of any terms of, or constitute a default under, any other agreement or undertaking of the Company.

            6. Conditions of the Underwriters' and the Independent Underwriter's Obligations. The obligations of the Underwriters hereunder to purchase the Warrants on the Closing Date and the obligations of the Independent Underwriter contained in Section 4 hereof are subject to the accuracy, on the date of this Agreement and on the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy and completeness of all statements made by the Company or by any of its officers in any certificate delivered to the Underwriters or their counsel pursuant to this Agreement, to the performance by the Company of its obligations hereunder and to each of the following additional conditions:

            (a) The Prospectus shall have been filed with the Commission in accordance with Rule 424(b) of the Securities Act Rules within the applicable time period prescribed for such filing by the Securities Act Rules and in accordance with Section 7(a) of this Agreement.

            (b) No order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative.

            (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there shall not have been any material change in the capital stock or long-term debt of the Company and its subsidiaries taken as a whole other than as set forth in or contemplated by the Registration Statement and Prospectus, (2) there shall not have been any material adverse change in the general affairs, prospects, management, financial condition or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and Prospectus and (3) the Company and its subsidiaries shall not have sustained any material loss or inter-

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      ference with their business taken as a whole from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any court, legislative or other governmental action, order or decree which is not set forth in the Registration Statement and Prospectus if, in the judgment of the Underwriters, any such development referred to in clauses (1), (2) or (3) above makes it impracticable or inadvisable to proceed with the offering and delivery of the Warrants as contemplated by the Registration Statement and the Prospectus.

            (d) The Underwriters shall have received on the Closing Date a certificate, dated the date of delivery of such certificate, of a vice president and the principal financial or accounting officer of the Company, which shall certify that (1) the signers have carefully examined the Registration Statement, the Prospectus and this Agreement; (2) no order suspending the effectiveness of the Registration Statement or prohibiting the sale of the Warrants has been issued and no proceedings for such purpose are pending before or, to the knowledge of such officers, threatened by the Commission;
      (3) there has not been any material adverse change in the general affairs, prospects, management, financial condition or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, other than as set forth in or contemplated in the Registration Statement and Prospectus; (4) each of the representations and warranties of the Company contained in Section 5 of this Agreement is accurate on and as of the date of delivery of such certificate; and (5) the Company has performed all covenants and agreements contained in this Agreement to be performed on its part at or before the date of delivery of such certificate.

            (e) The Underwriters shall have received on the date hereof, from Ernst & Young, a signed letter, dated the date of delivery, substantially in the form of Annex A hereto, with such modifications as may be set forth in Schedule I hereto. The Underwriters also shall have received on the Closing Date, from such accountants, a signed letter, dated the date of delivery, confirming that, on the basis of a review in accordance with the procedures set forth in their initial letter referred to in the preceding sentence, nothing has come to their attention during the period from a date (specified in such initial letter) not more than five days before the date of this Agreement to a

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      specified date not more than five days before the Closing Date that would require any change in such initial letter.

            (f) The Underwriters shall have received on the Closing Date, from Cravath, Swaine & Moore, counsel for the Company, an opinion, dated the date of delivery, substantially in the form of Annex B hereto.

            (g) The Underwriters shall have received on the Closing Date, from Theodore A. Levine, Esq., General Counsel of the Company, an opinion, dated the date of delivery, substantially in the form of Annex C hereto.

            (h) The Underwriters shall have received on the Closing Date, from Sullivan & Cromwell, counsel for the Underwriters, an opinion or opinions, dated the date of delivery, with respect to the incorporation of the Company, the validity of the Warrants, the Registration Statement and Prospectus, certain tax matters and such other matters as you may require, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass on such matters.

            (i) No order suspending trading or striking or withdrawing the Warrants from listing or registration under the Exchange Act shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission or by the American Stock Exchange.

            All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions of this Agreement only if they are in form and scope reasonably satisfactory to counsel for the Underwriters.

            7. Covenants. The Company covenants and agrees with the Underwriters as follows:

            (a) Before the termination of the offering of the Warrants, not to file any amendment or supplement (including the Prospectus) to the Registration Statement or the Prospectus unless a copy thereof shall have first been submitted to the Underwriters within a reasonable period of time prior to the filing thereof and the Underwriters shall not have reasonably objected thereto in writing. Subject to the foregoing sentence, the Company promptly will cause the Prospectus to be filed with the Commission pursuant to Rule 424(b) of

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      the Securities Act Rules within the applicable time period prescribed for such filing by the Securities Act Rules.

            (b) As soon as the Company is advised thereof, it will advise the Underwriters (1) when any amendment to the Registration Statement has become effective, (2) when the Prospectus, any supplement to the Prospectus or any amended Prospectus has been filed, (3) of the initiation or threatening of any proceedings for, or receipt by the Company of any notice with respect to, the suspension of the quali-fication of the Warrants for sale in any jurisdiction or the issuance of any order suspending the effectiveness of the Registration Statement; and (4) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company (except for routine communications relating to the broker-dealer business of the Company), the Registration Statement, any Preliminary Prospectus, the Prospectus or the transactions contemplated by this Agreement. The Company will make every reasonable effort to prevent the issuance of an order sus-pending the effectiveness of the Registration Statement and if any such order is issued to obtain its lifting as soon as possible.

            (c) The Company will deliver to the Underwriters, without charge, (1) signed copies of the Registration Statement and of any supplements or amendments thereto (including all exhibits filed with or incorporated by reference in any such document) and (2) as many conformed copies of the Registration Statement and of any supplements or amendments thereto (without exhibits) as the Underwriters reasonably may request.

            (d) During such period as a prospectus is required by law to be delivered by any Underwriter or dealer, the Company will deliver, without charge, to the Underwriters and dealers, at such office or offices as the Representative may designate, as many copies of the Prospectus as the Underwriters reasonably may request.

            (e) During the period in which the Prospectus is to be delivered as provided in the foregoing paragraph, if any event occurs as a result of which it shall be necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading in any

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      material respect, or if during such period it is necessary to amend or supplement the Prospectus to comply with the Securities Act or the Securities Act Rules, the Company forthwith will prepare, submit to the Underwriters, file with the Commission and deliver, without charge, to the Underwriters and to dealers (whose names and addresses the Representative will furnish to the Company) to whom Warrants may have been sold by the Underwriters, and to other dealers upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances existing when the Prospectus, as so amended or supplemented, is delivered to a purchaser, be mis-leading in any material respect and will comply with the Securities Act and the Securities Act Rules. Delivery by the Underwriters of any such amendments or supplements to the Prospectus shall not constitute a waiver of any of the conditions set forth in Section 6.

            (f) The Company will make generally available to the Company's security holders, as soon as practicable but in no event later than 45 days after the end of the 12-month period beginning at the end of the current fiscal quarter of the Company, an earnings statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Securities Act Rules.

            (g) The Company will take such action as the Representative reasonably may request in order to qualify the Warrants for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative reasonably may designate; provided that in no event shall the Company be obligated to subject itself to taxation or to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Warrants, in any jurisdiction where it is not now so subject.

            (h) For so long as any Warrants shall remain outstanding, the Company will supply to the Underwriters copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to its lenders or to the holders of any of its securities and to furnish to the Underwriters a copy of each annual or other report it shall be required to file with the Commission.

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            (i)   The Company will pay, or reimburse if paid by the
      Underwriters, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Company under this Agreement including, but not limited to, those relating to
      (1) the preparation, printing and filing of the Registration Statement and exhibits thereto, each Preliminary Prospectus, the Prospectus and all amendments and supplements to the Registration Statement and the Prospectus and the printing of this Agreement;
      (2) the issuance of the Warrants and the preparation and delivery to the Underwriters of certificates for the Warrants; (3) the registration or qualification of the Warrants for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in paragraph (g) above, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation and printing of preliminary and supplementary Blue Sky memoranda; (4) the furnishing (including costs of shipping and mailing) to the Underwriters and to dealers of copies of each Preliminary Prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the other documents required by this Section to be so furnished; (5) the filing requirements of the National Association of Securities Dealers, Inc. in connection with its review of the financing; (6) the furnishing (including costs of shipping and mailing) of copies of all reports and information required by paragraph (h) above; (7) any fees charged by rating agencies in connection with the rating of the Warrants;
      (8) the fees and expenses of the warrant agent and determination agent under the Warrant Agreement; (9) the fees and expenses in connection with listing the Warrants on the American Stock Exchange or any other exchange or automated quotation system; and (10) all transfer taxes, if any, with respect to the sale and delivery of the Warrants by the Company to the several Underwriters.

            (j) The Company will use the proceeds from the sale of the Warrants substantially as described under "Use of Proceeds" in the Prospectus subject to any change in circumstances that would make such uses inappropriate.

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            (k)   The Company will use its best efforts to effect the
      listing of the Warrants on the American Stock Exchange at or before the Closing Date and to comply with the rules and regulations of such Exchange.

            (1) Until the business day following the Closing Date, the Company will not offer, sell, contract to sell or otherwise dispose of any stock index warrants relating to the same or a similar securities index as the Warrants without the prior written consent of the Underwriters.

            8.    Indemnification.

            (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and, subject to Section 8(e) hereof, any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages, liabilities or actions arising from the sale of the Warrants in the public offering to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission (i) was made in such Preliminary Prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Representative on behalf of any Underwriter expressly for use therein or (2) was made in a Preliminary Prospectus if the Prospectus corrects the untrue statement or omission or alleged untrue statement or omission which is the basis of the loss, claim, damage or liability for which indemnification is sought and a copy of the Prospectus was not sent or given to such person at or before the confirmation of the sale to such person in any case where

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such delivery is required by the Securities Act, unless such failure to deliver the Prospectus was a result of noncompliance by the Company with
Section 7(e) hereof. This indemnity agreement shall be in addition to any liability that the Company might otherwise have.

            (b) Each Underwriter will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and each director and officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Underwriters, but only insofar as such losses, claims, damage or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by the Representative on behalf of such Underwriter expressly for use therein. This indemnity agreement shall be in addition to any liability that each Underwriter might otherwise have.

            (c) The Company will indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and, subject to Section 8(e) hereof, any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon the Independent Underwriter's activities as "qualified independent underwriter" with respect to the offering and sale of the Warrants (but only to the extent that such activities are not also within the scope of the Independent Underwriter's activities as an Underwriter hereunder); provided, however, that such indemnity shall not extend to any losses, claims, damages, liabilities or actions to the extent that they arise out of or are based upon the bad faith or gross negligence of the Independent Underwriter in performing the services referred to in Section 4 hereof. This indemnity agreement shall be in addition to any liability that the Company might otherwise have.

            (d) The Company acknowledges that only such information as is described in Schedule I hereto in the item captioned "Information Furnished by Underwriters" shall be deemed to be information furnished in writing to the Company by an Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or the Prospectus, and the Underwriters confirm that such information is correct.

            (e) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party, in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (1) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (2) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or
(3) the indemnifying parties shall not in fact have employed counsel to assume the defense of such action within a reasonable time after their receipt of notice of the commencement of such action, in each of which cases the fees and expenses of counsel for the indemnified party shall be at the expense of the indemnifying parties and all such fees and expenses shall be reimbursed as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent or, in connection with any proceeding or related proceeding in the same jurisdiction, for the fees and expenses of more than one separate counsel for all indemnified parties.

            9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 8(a) or (b) is applicable but for any reason is held to be unavailable from the Company or the Underwriters, as the case may be, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and, subject to
Section 8(d) hereof, any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution) to which the Company and the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price appearing thereon and the Company is responsible for the balance. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including the items mentioned in the immediately preceding sentence) to which the Company and the Underwriters may be subject in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, as well as any other relevant equitable considerations (including the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any misstatement or omission). Notwithstanding the foregoing, (a) no Underwriter shall be responsible for any amount in excess of the underwriting discount applicable to the Warrants purchased by such Underwriter, and (b) no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, any person who controls an Underwriter within the meaning of the Securities Act shall have the same rights to contribution as such Underwriter, and any person who controls the Company within the meaning of the Securities Act, each officer of the Company who signed the Registration Statement and each director of the Company will have the same rights to contribution as the Company, subject in each case to clauses (a) and (b) of the preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action or claim settled without its written consent.

            10. Termination. This Agreement may be terminated by the Representative or by any Underwriter who has agreed to purchase at least 50% of the Warrants by notifying the Company at any time:

            (a) at or before the Closing Date if, in the judgment of the Representative or any such Underwriter, as the case may be, payment for and delivery of the Warrants is rendered impracticable or inadvisable because (1) additional material governmental re-strictions, not in force and effect on the date of this Agreement, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange, on the American Stock Exchange or the Index Exchange specified in Schedule I hereto, or trading in securities generally shall have been suspended on either such Exchange or a general banking moratorium shall have been established by federal or New York authorities; (2) any event shall have occurred or shall exist that makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or that is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect; or (3) a war involving the United States of America or other national calamity shall have occurred or shall have accelerated to such an extent as, in the judgment of the Representatives or any such Underwriters, as the case may be, to affect adversely the marketability of the Warrants; or

            (b) at or before the Closing Date if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement.

            If this Agreement is terminated pursuant to any of its pro-visions, except as otherwise provided herein, the Company shall not be under any liability to the Underwriters, and the Underwriters, including the Independent Underwriter, shall not be under any liability to the Company, except that (A) if this Agreement is terminated by the Underwriters because of any reason other than a default by the Underwriters as described in Section 11, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by them in connection with the proposed purchase and sale of the Warrants and (B) no Underwriter who has failed or refused to purchase the Warrants agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, will be relieved of liability to the Company or to the other Underwriters for damages occasioned by its default.

            11. Default by an Underwriter. If one or more of the Underwriters fails (other than for a reason sufficient to justify the termination of this Agreement) to purchase on the Closing Date the Warrants agreed to be purchased on the Closing Date by such Underwriter or Underwriters, the Representative may find one or more substitute underwriters to purchase such Warrants or make such other arrangements as the Representative deems advisable or one or more of the remaining Underwriters may agree to purchase such Warrants in such proportions as may be approved by the Representative, in each case upon the terms set forth in this Agreement. If no such arrangements have been made within 36 hours after the Closing Date, and

            (a) the number of Warrants to be purchased by the defaulting Underwriters on the Closing Date does not exceed 10% of the Warrants that the Underwriters are obligated to purchase on the Closing Date, each of the nondefaulting Underwriters will be obligated to purchase such Warrants on the terms set forth in this Agreement in proportion to their respective obligations under this Agreement, or

            (b) the number of Warrants to be purchased by the defaulting Underwriters on the Closing Date equals or exceeds 10% of the Warrants to be purchased by all the Underwriters on the Closing Date, the Company will be entitled to an additional period of 24 hours within which to find one or more substitute underwriters reasonably satisfactory to the Representative to purchase such Warrants on the terms set forth in this Agreement.

            In any such case, either the Representative or the Company will have the right to postpone the Closing Date for not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus) may be affected by the Representative and the Company. If the number of Warrants to be purchased on the Closing Date by such defaulting Underwriters exceeds 10% of the Warrants that the Underwriters are obligated to purchase on the Closing Date, and none of the nondefaulting Underwriters or the Company makes arrangements pursuant to this Section within the period stated for the purchase of the Warrants that the defaulting Underwriters agreed to purchase, this Agreement will terminate without liability on the part of any nondefaulting Underwriter to the Company and without liability on the part of the Company, except, in both cases, as provided in Sections 4, 7(i), 8, 9 and 10. This Section will not affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. A substitute underwriter will become an Underwriter for all purposes of this Agreement.

            12. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in Sections 4, 7(i), 8, 9 and 10 and the representations, warranties and agreements of the Company in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Underwriters or any person controlling any Underwriter, or by or on behalf of the Company, its directors or officers or any person controlling the Company and (c) delivery of and payment for the Warrants under this Agree-ment.

            This Agreement has been and is made for the benefit of the Underwriters and the Company and their respective successors, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters or the Company, and directors and officers of the Company, and their respective successors, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term "successors" shall not include any purchaser of Warrants from the Underwriters merely because of such purchase.

            All notices and communications hereunder shall be in writing, and mailed or delivered by messenger or facsimile transmission, or by telephone or telegraph, if subsequently confirmed in writing, to the Underwriters at the address specified in Schedule I hereto and to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement.

            Any action required or permitted to be taken by the Representative under this Agreement may be taken by it or by the Independent Underwriter.

            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            This Agreement may be executed in multiple counterparts which together shall constitute one and the same instrument.

            Please confirm that the foregoing correctly sets forth the agreement among us.

                              Very truly yours,



                              PAINE WEBBER GROUP INC.



                              By /s/ Pierce Smith
                                Name:  Pierce Smith
                                Title:  Treasurer


Confirmed:



PAINEWEBBER INCORPORATED

By /s/ John C. Braddock
  Name:  John C. Braddock
  Title:  Vice President


OPPENHEIMER & CO., INC.

By /s/ Richard White
  Name:  Richard White
  Title:  Managing Director


KEMPER SECURITIES, INC.

By  Gary J. Walther
  Name:  Gary J. Walther
  Title:

                                 SCHEDULE I


Representative:  PaineWebber Incorporated

Independent Underwriter:  Oppenheimer & Co., Inc.

Independent Underwriter's Compensation:  None

Date of Underwriting Agreement:  January 14, 1994

Registration Statement File Number:  33-33613

Warrant Agreement:  To be dated as of January 24, 1994

Number of Warrants:  2,200,000

Index Exchange: The American Stock Exchange Hong Kong 30 Index (The American Stock Exchange)

Public Offering Price Recommended
  by Independent Underwriter:  not to exceed $5.875 per
                               Warrant

Purchase Price:  $5.875 per Warrant

Description of Warrants
      Offering Price:  $5.875 per Warrant
      Put or Call Warrants:  Call
      First Exercise Date:  Exercisable Immediately Upon Issuance
      Expiration Date:  January 17, 1996
      Currency in which Warrants Payable:  U.S. dollars
      Minimum Expiration Value:  None

Date, Time and Place for Delivery:  January 24, 1994
                                    10:00 A.M., New York time
                                    Sullivan & Cromwell
                                    125 Broad Street
                                    New York, New York 10004

Modifications to Letter from Ernst & Young:  None

Information Furnished by Underwriters:

                      (i) The last full paragraph of the cover page of the Prospectus Supplement concerning the terms of the offering;

                     (ii) The third paragraph on page S-2 of the Prospectus Supplement concerning over-allotment and stabilization by the
                            Underwriters;

                    (iii) The concession and reallowance figures appearing in the second paragraph under the caption "Underwriting" in the Prospectus Supplement; and

                     (iv) The third to last and second to last paragraphs under the caption "Underwriting" in the Prospectus Supplement.

Address for Notices to Underwriters:

                        c/o PaineWebber Incorporated
                        1285 Avenue of the Americas
                        New York, New York 10019

                  with a copy to:

                        John T. Bostelman
                        Sullivan & Cromwell
                        250 Park Avenue
                        New York, New York 10177

Modifications to Form of Underwriting Agreement:      No Option Warrants;
                                                      Other immaterial
                                                      changes

                                SCHEDULE II

                                                           Number
                                                         of Warrants
            Name                                       to be Purchased

PaineWebber Incorporated                                    733,340
Oppenheimer & Co., Inc.                                     733,330
Kemper Securities, Inc.                                     733,330
                                                         __________
         Total
                                                          2,200,000

                                                                  ANNEX A


            Ernst & Young shall furnish a letter or letters, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

                (i) in their opinion the audited financial statements and financial statement schedules included or incorporated in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations;

               (ii) on the basis of a reading of the amounts set forth under the caption "Selected Consolidated Financial Data" in the Prospectus and of the amounts included or incorporated in the Registration Statement and the Prospectus in response to Item 301 of Regulation S-K and of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, a reading of the minutes of the meetings of the stockholders, directors, audit and executive committees of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent financial statements included or incorporated in the Registration Statement and Prospectus, nothing came to their attention which caused them to believe that:

                  (1) the unaudited amounts set forth under the caption "Selected Consolidated Financial Data" in the Prospectus and the amounts included or incorporated in the Registration Statement and the Prospectus in response to Item 301 of Regulation S-K, do not agree with the corresponding amounts in the audited financial statements from which such amounts were derived; or

                  (2) any unaudited financial statements included or incorporated in the Registration Statement and Prospectus do not comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act, or that such unaudited financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated statements incorporated by reference in the Registration Statement and Prospectus.

                  (3) with respect to the period subsequent to the date of the most recent financial statements included or incorporated in the Registration Statement and Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the consolidated term debt or capital stock and additional paid-in capital of the Company and its subsidiaries as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus, or for the period from the date of the most recent financial statements included or incorporated in the Registration Statement and Prospectus to the date of the latest unaudited financial statements made available by the Company, there were any decreases, as compared with the corresponding period in the preceding year, in commission revenues, total revenues, earnings before taxes on income or the total or per share amounts of net earnings available to common and common equivalent shares, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

              (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the

      Company) set forth in the Registration Statement and the Prospectus and in Exhibit 12 to the Registration Statement, including the information set forth under the caption "Selected Consolidated Financial Data" in the Prospectus and the information included or incorporated in Items 1, 6, 7 and 11 of the Company's annual report on Form 10-K incorporated in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

            References to the Registration Statement and the Prospectus in this letter are to such documents as amended and supplemented at the date of the letter.

                                                                  ANNEX B


            the opinion of Cravath, Swaine & Moore, counsel for the Company, to the effect that:

                (i) The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company in accordance with its terms;

               (ii) the Warrants have been duly authorized, executed, authenticated and delivered and are valid and binding obligations of the Company in accordance with their terms, entitled to the benefits provided by the Warrant Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

              (iii) no consent, approval, authorization or order of any governmental agency or body or of any court is required for the execution and delivery of the Warrant Agreement or the issuance of the Warrants, for the consummation of the transactions contemplated herein or therein or for the fulfillment of the terms hereof or thereof, except such as have been obtained under the Securities Act and such as may be required under the Blue Sky or securities laws of any jurisdiction in connection with the purchase and distribution of the Warrants by the Underwriters;

               (iv) the Registration Statement has become effective under the Act as of the date and time specified in such opinion and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, the Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the Securities Act Rules; and such counsel has no reason to believe that the registration statement or any amendment thereof at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                (v) the Warrants conform to the description thereof in the Prospectus;

               (vi) the Warrants being issued at the Closing Date have been duly authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the American Stock Exchange; and

              (vii) this Agreement has been duly authorized, executed and delivered by the Company.

            In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                                                                    ANNEX C


            The opinion of Theodore A. Levine, Esq., General Counsel of the Company, to the effect that:

                (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus;

               (ii) to the best knowledge of such counsel, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, other than as set forth in the Prospectus and other than proceedings incident to the kind of business conducted by the Company and its subsidiaries which do not have a substantial potential to affect materially adversely the Company and its subsidiaries considered as a whole; and to the best knowledge of such counsel no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

              (iii) to the best knowledge of such counsel, there is no contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required;

               (iv) the documents incorporated by reference in the Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules thereunder; and such counsel has no reason to believe that such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

                (v) neither the execution and delivery of the Warrant Agreement, the issue and sale of the Warrants, the consummation of any other of the transactions contemplated herein or therein nor the fulfillment of the terms hereof of thereof will conflict with, or result in a breach of, or constitute a default under the current certificate of incorporation or by-laws of the Company, or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound, or to the knowledge of such counsel any laws applicable to the Company or any of its subsidiaries, or any order or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company and public officials.